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                                                                    Exhibit 4.5


                        MORTGAGE AND SECURITY AGREEMENT

         THIS MORTGAGE, made this 9th day of January, 1992, by and between SUNINCO, INC., a Florida corporation (f/k/a SUN HYDRAULICS CORPORATION, a Florida corporation), ("Mortgagor"), whose address is 1500 University Parkway, Sarasota, FL 34342 and NORTHERN TRUST BANK OF FLORIDA/SARASOTA, N.A. ("Mortgagee"), whose address is 1515 Ringling Boulevard, Sarasota, Florida 34236.

                                  WITNESSETH:

         WHEREAS, Mortgagor is indebted to Mortgagee in the principal sum of $2,000,000.00 together with interest thereon, as evidenced by that certain promissory note of even date herewith, executed by Mortgagor and delivered to Mortgagee (the "Note"), a copy of which is attached hereto as EXHIBIT "A".

         NOW, THEREFORE, to secure the performance and observance by Mortgagor of all covenants and conditions in the Note and in this Mortgage and in all other instruments securing the Note, and in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and for and in consideration of the sum of One Dollar ($1.00) paid by Mortgagee to Mortgagor this date, and for other valuable considerations, the receipt of which is acknowledged, Mortgagor does hereby convey and mortgage unto Mortgagee, its successors and assigns forever:

                             THE FOLLOWING PROPERTY
                         (herein "Mortgaged Property")

         (A) The Land. All the land located in the County of Sarasota, State of Florida (the "Land") described in EXHIBIT "B" attached hereto and made a part hereof;

         (B) The Improvements. TOGETHER WITH all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, appliances, equipment, furniture, and personal property of every nature whatsoever now or hereafter owned by Mortgagor and located in or on, or attached to, or used or intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, including all extensions,



This instrument prepared by:
Stephen B. Keyser, Esq.
Fergeson, Skipper, Shaw, Keyser,
     Baron & Tirabassi, P.A.
P. O. Box 3018
Sarasota, FL  34230
File No. 1892/1107
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additions, improvements, betterments, renewals and replacements to any of the foregoing and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures subject to any lien, security interest or claim together with the benefit of any deposits or payments now or hereafter made by Mortgagor or on its behalf (the "Improvements");

         (C) Easements or Other Interests. TOGETHER WITH all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove, described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor of, in and to the same, including but not limited to all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the property described in paragraphs (A), (B) and (C) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in paragraphs (A), (B) and (C) hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the property described in paragraphs (A), (B) and (C) hereof or any part thereof.

         (D) Assignment of Rents. TOGETHER WITH all rents, royalties, issues, profits, revenue, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof to be applied against the indebtedness and other sums secured hereby, provided, however, that permission is hereby given to Mortgagor, so long as no default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable but not in advance thereof. The foregoing assignment shall be fully operative without any further action on the part of either party and specifically Mortgagee shall be entitled, at its option upon the occurrence of a default hereunder after any applicable grace period, to all rents, royalties, issues, profits, revenue, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof whether or not Mortgagee takes possession of the property described in paragraphs (A), (B) and (C) hereof. Upon any such default hereunder, the permission hereby given to Mortgagor to collect such rents, royalties, issues, profits, revenue, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof shall terminate and such permission shall not be reinstated upon a cure of the default without Mortgagee's specific consent. Neither the exercise of any



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rights under this paragraph by Mortgagee nor the application of any such rents, royalties, issues, profits, revenue, income or other benefits to the indebtedness and other sums secured hereby, shall cure or waive any default or notice or default hereunder or invalidate any act done pursuant hereto or any such notice, but shall be cumulative of all other rights and remedies.

         (E) Assignment of Leases TOGETHER WITH all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the property described in paragraphs (A), (B) and (C) hereof, together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such lease. The foregoing assignment of any lease shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such lease, and Mortgagor agrees to fully perform all obligations of the lessor under all such leases. Upon Mortgagee's request, Mortgagor agrees to send to Mortgagee a list of all leases covered by the foregoing assignment and as any such lease shall expire or terminate or as any new lease shall be made, Mortgagor shall so notify Mortgagee in order that all times Mortgagee shall have a current list of all leases affecting the property described in paragraphs (A), (B) and (C) hereof. Mortgagee shall have the right, at any time and from time to time, to notify any lessee of the rights to Mortgagee as provided by this paragraph. From time to time, upon request of Mortgagee, Mortgagor shall specifically assign to Mortgagee as additional security hereunder, by an instrument in writing in such form as may be approved by Mortgagee, all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such lease. Mortgagor shall also execute and deliver to Mortgagee any notification, financing statement or other document reasonably required by Mortgagee to perfect the foregoing assignment as to any such lease.

         This instrument constitutes an absolute and present assignment of the rents, royalties, issues, profits, revenue, income and other benefits from the Mortgaged Property, subject however, to the conditional permission given to Mortgagor to collect, receive, take, use and enjoy the same as provided hereinabove; provided, further, that the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment by Mortgagor shall be subject to the rights of Mortgagee hereunder.

         (F) Fixtures and Personal Property. TOGETHER WITH a security interest in (i) all property and fixtures affixed to or located on the property described in paragraphs (A), (B) and (C) hereof which,





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to the fullest extent permitted by law shall be deemed fixtures and a part of the real property, (ii) all articles of personal property and all materials delivered to the property described in paragraphs (A), (B) and (C) hereof for use in any construction being conducted thereon, and owned by Mortgagor, (iii) and all contract rights, general intangibles, actions and rights of action relating to paragraphs (A), (B) and (C) including all rights to insurance proceeds; (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing. Mortgagor (Debtor) hereby grants to Mortgagee (Creditor) a security interest in all fixtures, rights in action and personal property described herein. This Mortgage is a self-operative security agreement with respect to such property, but Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Mortgagee may request in order to perfect is security interest or to impose the lien hereof more specifically upon any of such property. Mortgagee shall have all the rights and remedies in addition to those specified herein of a secured party under the Uniform Commercial Code.

         Everything referred to in paragraphs (A), (B), (C), (D), (E) and (F) hereof and any additional property hereafter acquired by Mortgagor and subject to the lien of this mortgage or intended to be so is herein referred to as the "Mortgaged Property." The words Personal Property as used in this Mortgage and Security Agreement do not include and specifically exempt equipment, furniture and appliances.

         TO HAVE AND TO HOLD, the Mortgaged Property and all parts thereof unto Mortgagee, its successors and assigns, to its own proper use and benefit forever, subject, however, to the terms and conditions herein:

         PROVIDED, HOWEVER, that if Mortgagor shall promptly pay or cause to be paid to Mortgagee the principal and interest payable under the Note, at the times and in the manner stipulated therein, herein, and in all other instruments securing the Note, all without any deduction or credit for taxes or other similar charges paid by Mortgagor, and shall keep, perform and observe all the covenants and promises in the Note, and any renewal, extension or modification thereof, and in this Mortgage and in all other instruments securing the Note, to be kept, performed or observed by Mortgagor, then this Mortgage, and all the properties, interest and rights hereby granted, conveyed and assigned shall cease and be void.

                                  ARTICLE ONE

                             COVENANTS OF MORTGAGOR

         Mortgagor covenants and agrees with Mortgagee as follows:





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         1.01    Performance of Note, Mortgage, etc.  Mortgagor shall perform, observe and comply with all provisions hereof, of the Note and of every other instrument securing the Note, and will promptly pay to Mortgagee the principal with interest thereon and all other sums required to be paid by Mortgagor under the Note and pursuant to the provisions of this Mortgagee and of every other instrument securing the Note when payment shall become due, all without deduction or credit for taxes or other similar charges paid by Mortgagor.

         1.02 Warranty of Title. Mortgagor covenants and warrants that it is seized of an indefeasible estate in fee simple in the Land and real property hereby mortgaged, has good and absolute title to all existing personal property hereby mortgaged or made subject to the security interest hereby created and has good, right full power and lawful authority to convey, mortgage and encumber the same as provided herein; that Mortgagor may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Land and real property hereby mortgaged and every part thereof; that the Land, real property and all existing personal property hereby mortgaged or made subject to the security interest hereby created is free and clear of all liens, security interests, charges and encumbrances whatsoever, except for the lien for property taxes not yet due and payable and those permitted encumbrances, if any, described in Exhibit "C", Mortgagor shall and will make such further assurances to perfect Mortgagee's fee simple title to the land and the real property hereby mortgaged, and the title to the personal property hereby mortgaged or made subject to the security interest hereby created as may reasonably be required. Mortgagor fully warrants the title to the Land, real property and all existing personal property hereby mortgaged or made subject to the security interest hereby created and every part thereof, and will forever defend the same against the claims of all persons whomsoever.

         1.03 Zoning. Mortgagor covenants and warrants that all applicable zoning laws, ordinances and regulations affecting the Land permit the use and occupancy of the Improvements.

         1.04    Taxes and Liens.

         (a) Mortgagor shall pay promptly, when and as due, and shall promptly exhibit to Mortgagee receipts for the payment of all taxes, assessments, rates, dues, charges, fees, levied, fines, impositions, liabilities, obligations and encumbrances of every kind whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon or against this Mortgage or the indebtedness of other sums secured hereby, or upon or against the interest of Mortgagee in the Mortgaged Property, as well as all assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality, borough or other taxing authority upon or against Mortgagee or in respect to the Mortgaged





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Property or any part thereof, and any charge which, if unpaid, would become a lien or charge upon the Mortgaged Property prior to or equal to the lien of this Mortgage before they become delinquent and before any interest attaches or any penalty is incurred.

         (b) Mortgagor shall not permit or suffer any mechanics', laborers', materialmen's, statutory or other lien which might or could be prior or equal to the lien of this Mortgage to be created or to remain a lien upon any of the Mortgaged Property.

         (c) If any state, federal, municipal or other governmental law, order, rule or regulation, passes subsequent to the date hereof, in any manner changes or modifies existing laws governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting taxes so as to adversely affect Mortgagee, the entire balance of the sums secured by this Mortgage and all interest accrued thereof shall without notice become due and payable forthwith at the option of Mortgagee.

         (d) Mortgagee may, at its option, require Mortgagor to deposit with Mortgagee on the first day of each month, in addition to making any required payments of principal and interest, until the Note is fully paid, an amount equal to one-twelfth (1/12) of the yearly taxes and assessments as estimated by Mortgagee to be sufficient to enable Mortgagee to pay at least 30 days before they become due all taxes, assessments and other similar charges against the Mortgaged Property or any part thereof. Such deposits shall not be, nor be deemed to be, trust funds, but may be co- mingled with the general funds of Mortgagee, and no interest shall be payable in respect thereof. Upon demand by Mortgagee, Mortgagor shall deliver to mortgagee such additional monies as are required to make up any deficiencies in assessments and similar charges. In the event of a default under any of the terms, covenants and conditions in the Note, this Mortgage or any other instrument securing the Note to be kept, performed, or observed by Mortgagor, Mortgagee may apply to the reduction of the sums secured hereby, in such manner as Mortgagee shall determine, any amount under this Paragraph 1.04(d) of Article One remaining to Mortgagor's credit.

         (e) Mortgagor shall not claim, demand or be entitled to receive any credit or credits on the principal or interest payable under the terms of the Note or on any other sums secured hereby, for so much of the taxes, assessments, or similar impositions assessed against the Mortgaged Property or any part thereof by reason of the Note, this Mortgage or any other instrument securing the Note.

         1.05    Insurance.

         (a) Mortgagor shall at its sole expense obtain for, deliver to and maintain for the benefit of Mortgagee, during the life of this Mortgage, insurance policies in such amounts as Mortgagee may





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require, insuring the Mortgaged Property against fire, extended coverage and such other insurable hazards, casualties and contingencies as Mortgagee may require, and shall pay promptly, when due, any premiums on such insurance policies and on any renewals thereof. The form of such policies and the companies issuing them shall be acceptable to Mortgagee. All such policies and renewals thereof shall be held by Mortgagee and shall contain a non-contributory mortgagee endorsement making losses payable to Mortgagee. The coverage under such policies shall be limited to the improvements now or hereafter located on the Mortgaged Property. At least 15 days prior to the expiration date of all such policies, renewals thereof satisfactory to the Mortgagee shall be delivered to the Mortgagee. Mortgagor shall deliver to Mortgagee receipts evidencing the payment of all premiums on such insurance policies and renewals. Delivery of the insurance policies and renewals thereof shall constitute an assignment to Mortgagee, as further security, of all unearned premiums. In the event of loss, Mortgagor will give immediate written notice to Mortgagee and Mortgagee may make proof of loss if not made promptly by Mortgagor. In the event of the foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Mortgagor in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee.

         (b) Mortgagor hereby assigns to Mortgagee all proceeds from any insurance policies, and Mortgagee is hereby authorized and empowered at its option, to adjust or compromise any loss under any insurance policies on the Mortgaged Property, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Mortgagee alone, and not to Mortgagor and Mortgagee jointly. After deducting from such insurance proceeds any expenses incurred by Mortgagee in the collection or handling of such funds, Mortgagee may apply the net proceeds, at its option, and subject to the provisions herein set forth, either toward restoring the improvements or as a credit on any portion of the indebtedness and other sums secured hereby, whether then matured or to mature in the future, or at the option of Mortgagee such sums either wholly or in part may be paid over to Mortgagor to be used to repair such improvements or to build new improvements in their place or for any other purpose or object satisfactory to Mortgagee, without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place. Mortgagee shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure. Provided, however, that notwithstanding anything set forth herein to the contrary, the insurance proceeds shall be applied to the reconstruction of the improvements if the proceeds are sufficient to cover all costs of reconstruction.





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         (c)     Mortgagor shall, at its sole expense, obtain for, deliver to and maintain for the benefit of Mortgagee, during the life of this Mortgage, liability insurance policies relating to the Mortgaged Property, in such amounts, with such companies and in such form as may be required by Mortgagee. Mortgagee may require such policies to contain an endorsement, in form satisfactory to Mortgagee, naming Mortgagee as an additional insured thereunder. Mortgagor shall pay promptly, when due, any premiums on such insurance policies and renewals thereof.

         (d) Mortgagee may, at its option, require Mortgagor to deposit with Mortgagee on the first day of each month, in addition to making payments of regular installments of principal and interest, until the Note is fully paid, an amount equal to one-twelfth (1/12) of the yearly premiums for all insurance. Such deposits shall not be, nor be deemed to be, trust funds, but may be co-mingled with the general funds of Mortgagee, and no interest shall be payable in respect thereof. Upon demand by Mortgagee, Mortgagor shall deliver to Mortgagee such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable Mortgagee to pay such premiums when due. In the event of a default under any of the terms, covenants and conditions in the Note, this Mortgage or any other instrument securing the Note to be kept, performed or observed by Mortgagor, Mortgagee may apply to the reduction of the sums secured hereby, in such manner as Mortgagee shall determine, any amount under this paragraph remaining to Mortgagor s credit and any return premium received from cancellation of any insurance policy by Mortgagee upon foreclosure of this Mortgage.

         1.06 Condemnation. Mortgagor shall notify Mortgagee immediately of any condemnation proceedings against the Mortgaged Property or any portion thereof. Mortgagee shall have the right to participate in any such proceedings as provided by law, and Mortgagor, from time to time, will deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagee shall be entitled to receive the award or proceeds of any eminent domain proceedings. The Mortgagor shall continue, notwithstanding any taking by eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, to make payments as provided in the Note and any reduction in the principal sum resulting from the application by Mortgagee of such award or payment, as hereinafter set forth, shall be deemed to take effect only on the date of such receipt by Mortgagee. Said award or payment may be applied, in such proportions and priority as Mortgagee in Mortgagee's sole discretion may elect, to the payment of principal, whether or not then due and payable, or any other sums secured by this Mortgage and/or to payment to Mortgagor to be used for the purpose of altering, restoring or rebuilding any portion of the Mortgaged Property which may have been altered, damaged or destroyed as a





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result of any such taking, alteration of grade, or other injury to the
Mortgaged property or for such purpose as is specifically and reasonably authorized and on such terms as may be agreed to by Mortgagee. Provided, however, that notwithstanding anything contained herein to the contrary, the award shall be applied to reconstruction or repair of the Mortgaged Property if the award is sufficient to pay all costs of reconstruction and repair. If prior to the receipt by Mortgagee of such award or payment, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive said award or payment to the extent of (i) the Mortgage debt remaining unsatisfied after such sale of the Mortgaged Property, with interest thereon at the default rate specified in the Note, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and (ii) reasonable attorneys' fees, out-of-pocket costs, and disbursements incurred by Mortgagee in connection with the collection of such award or payment of mortgage debt.

         1.07    Care of Property.

         (a) Mortgagor shall preserve and maintain the Mortgaged Property in good condition and repair. Mortgagor shall not materially remove, demolish, alter or change the use of any building, structure or other improvement presently or hereafter on the Land owned by Mortgagor without the prior written consent of Mortgagee. Mortgagor shall not permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or to any part thereof.

         (b) Except as otherwise provided in this Mortgage, no fixture, personal property or other part of the Mortgaged Property owned by Mortgagor shall be removed, demolished or altered, without the prior written consent of Mortgagee. Mortgagor may sell or otherwise dispose of, free from lien of this Mortgage, furniture, furnishings, equipment, tools, appliances, machinery, fixtures or appurtenances, subject to the lien hereof, with may become worn out, undesirable or obsolete only if they are replaced immediately with similar items of at least equal value which shall, without further action, become subject to the lien of this Mortgage.

         (c) Mortgagee may enter upon and inspect the Mortgaged Property at any reasonable time during the life of this Mortgage.

         (d) Mortgagor will promptly comply with all present and future laws, ordinances rules and regulations of any governmental authority affecting the Mortgaged Property or any part thereof.

         (e) If all or any part of the Mortgaged Property shall be lost, damaged or destroyed by fire or other cause, Mortgagor will give immediate written notice thereof to Mortgagee and shall promptly restore the Mortgaged Property to the equivalent of its original condition regardless of whether or not there shall be any





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insurance proceeds therefor.  If a part of the Mortgaged Property shall be lost, physically damaged or destroyed through condemnation, Mortgagor will promptly resort, repair or alter the remaining property in a manner satisfactory to Mortgagee.

         (f) If any work required to be performed under this paragraph involves an estimated expenditure of more than one percent (1%) of the amount of the Note, no such work shall be undertaken until plans and specifications therefor, prepared by an architect or engineer satisfactory to Mortgage, have been submitted to and approved by Mortgagee.

         1.08 Acceleration Upon Transfer of Mortgaged Property. If all or any part of the Mortgaged Property or an interest therein is sold or transferred by Mortgagor without Mortgagee's prior written consent, Mortgagee may, at Mortgagee's option, declare all the sums secured by this Mortgage to be immediately due and payable.

         Mortgagor shall not, without the prior written consent of the Mortgagee, mortgage, pledge, hypothecate or otherwise voluntarily encumber all or any portion of the Mortgaged Property and any violation of this prohibition shall give to Mortgagee the immediate right to accelerate the maturity of the Note without notice or demand.

         If Mortgagee exercises such option to accelerate, Mortgagee shall mail Mortgagor notice of acceleration in accordance with Section 3.02 of Article Three hereof. Such notice shall provide a period of not less than 30 days from the date the notice is mailed within which Mortgagor may pay the sums declared due. If Mortgagor fails to pay such sums prior to the expiration of such period, Mortgagee may, without further notice or demand on Mortgagor, invoke any remedies permitted by this Mortgage.

         1.09 Further Assurances. At any time and from time to time, upon Mortgagee's request, Mortgagor shall make, execute and deliver or cause to be made, executed and delivered to Mortgagee and, where appropriate, shall cause to be recorded or filed and from time to time thereafter to be re-recorded or refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all such further mortgages, instruments of further assurances, certificates and other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete, enlarge or perfect, or to continue and preserve the obligations of Mortgagor under the Note and this Mortgage, and the lien of this Mortgage as a first and prior lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by Mortgagor. Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so.





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         1.10    After Acquired Property.  The lien of this Mortgage will
automatically attach, without further act, to all after acquired property located in or on, or attached to, or used or intended to be used in connection with or with the operation of, the Mortgaged Property or any part thereof if owned by Mortgagor.

         1.11 Leases Affecting Mortgaged Property. Mortgagor shall comply with and observe its obligations as landlord under all leases affecting the Mortgaged Property or any part thereof. Mortgagor, if required by Mortgagee, shall furnish promptly to Mortgagee executed copies of all such leases now existing or hereafter created, all of which shall be in form and substance subject to the approval of Mortgagee. Mortgagor shall not, without the express written consent of Mortgagee, modify, surrender, terminate or extend any such lease now existing or hereafter created, or permit or suffer an assignment or sublease. Mortgagor shall not accept payment of rent more than two months in advance without prior written consent of Mortgagee.

         1.12 Mortgagor Liable for Expenses and Collection Costs. Mortgagor shall pay for or reimburse Mortgagee for all costs, charges and expenses, including reasonable attorney's fees (whether such fees are incurred prior to the institution of legal proceedings or thereafter and whether at trial or appellate level, in pre and postjudgment proceedings, in bankruptcy or otherwise) and disbursements and costs incurred or paid by Mortgagee in any threatened, pending or completed action, proceeding or dispute in which Mortgagee is or might be made a party or appears as a party plaintiff or party defendant and which affects or might affect the Note, or the Mortgaged Property or any part thereof, or the interests or Mortgagor or Mortgagee therein, including but not limited to the foreclosure of this Mortgage, condemnation involving all or part of the Mortgaged Property or any action to protect the security hereof. All costs, charges and expenses so incurred or paid by Mortgagee shall become due and payable immediately, whether or not there be notice, demand, attempt to collect suit pending. The amounts so incurred or paid by Mortgagee, together with interest thereon at the Default Rate as hereinafter defined from the date incurred until paid by Mortgagor, shall be added to the indebtedness and secured by the loan of this Mortgage.

         1.13 Mortgagee's Performance of Defaults. If Mortgagor defaults in the payment of any tax, assessment, encumbrance or other imposition in its obligation to furnish insurance hereunder or in the performance or observance of any other covenant, condition or term in this Mortgage or in any other instrument securing the Note, Mortgagee may at its option perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and costs and expenses incurred or paid by Mortgagee, together with interest thereon at the Default Rate as hereinafter defined from the date incurred until paid by Mortgagor, shall be added to the indebtedness and secured by the lien of this

Mortgage. Nothing contained herein shall be construed as requiring Mortgagee to advance or expend monies for any purposes mentioned in this paragraph, or for any other purpose. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged property or any part thereof for the purpose of performance or observing any such defaulted covenant, condition or terms, without thereby becoming liable to Mortgagor to any person in possession holding under Mortgagor.

         1.14 Books and Records. mortgagor shall keep and maintain at all times complete, true and accurate books of accounts and records reflecting the results of the operation of the Mortgaged Property. If requested by Mortgagee, Mortgagor shall furnish to Mortgagee within 90 days after the end of each fiscal year of Mortgagor a balance sheet and a statement of income and expenses, both in reasonable detail, prepared in accordance with generally accepted accounting principles, and if any of the Mortgaged Property is rented or leased, a rent schedule of the Mortgaged Property, certified by an accounting officer of Mortgagor, showing the name of each tenant and the space occupied, the lease expiration date and the rent paid.

         1.15 Estoppel Affidavits. Mortgagor, within ten days after written request from Mortgagee, shall furnish a written statement, duly acknowledged setting forth the unpaid sums secured hereby, and whether or not any offsets or defenses exist against such principal and interest or other sums.

                                  ARTICLE TWO

                                    DEFAULTS

         2.01 Event of Default. The term Event of Default or Default, wherever used in this Mortgage, shall mean any one or more of the following events:

         (a) Failure by Mortgagor to pay within 15 days after payment is due, any installments of principal or interest due under the Note, or any deposits for taxes and assessments or insurance premiums due hereunder, or any other sums to be paid by Mortgagor hereunder or under any other instrument securing the Note.

         (b) If Mortgagor breaches any of the covenants, agreement and conditions contained herein or in the Note or any other instrument or document evidencing or securing the debt evidenced by the Note and such default shall continue for a period in excess of 30 days after notice by Mortgagee to Mortgagor of the default; provided, however if such default cannot, with due diligence, be cured within said 30 day period, then the 30 day period shall be extended for such period as may be necessary to complete the curing of the same with all due diligence and continuity.

         (c)     If either (A) Mortgagor or any guarantor or endorser of the
Note: (i) files a voluntary petition in bankruptcy, or (ii) is adjudicated as a bankrupt or insolvent, or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, corporation, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency, or similar relief for debtors, or (iv) seeks or consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of itself or of all or any substantial part of the Mortgaged property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or (v) makes any general assignment, for the benefit of creditors, or (iv) makes any admission in writing of its inability to pay its debts generally as they become due; or (B) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Mortgagor or any guarantor or endorser of the Note, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of 60 days (whether or not consecutive) from the date of entry thereof; or (C) any trustee, receiver or liquidator of Mortgagor or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, is appointed without the prior written consent of Mortgagee, which appointment shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive).

         (d) The entry by any court of last resort of a decision that an undertaking by Mortgagor as herein provided to pay taxes, assessments, levies, liabilities, obligations and encumbrances is legally inoperative or cannot be enforced, or in the event of the passage of any law changing in any way or respect the laws now in force for the taxation of mortgages or debts secured thereby for any purpose, or the manner of collection of any such taxes, so as to affect adversely this Mortgage or the indebtedness or other sums secured hereby.

         (e) Default by Sun Hydraulics Corporation under any agreement or obligation of Sun Hydraulics Corporation, (specifically that certain Promissory Note dated January 11, 1991, in the original principal amount of $1,700,000.00 in favor of Mortgagee herein), if such default is not cured within any grace period permitted therein and if such default permits the holder to cause such obligation to become due prior to its stated maturity.

         (f) Material breach of any warranty or material untruth of any representation of Mortgagor contained in the Note, this Mortgage or any other instrument securing this Note.

         2.02 Acceleration of Maturity. If an Event of Default shall have occurred, Mortgagee may declare the outstanding principal amount of the Note and the interest accrued thereon, and all other sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and other sum shall immediately become and be due and payable without demand or notice.

         2.03 Mortgagee's Power of Enforcement. If an Event of Default shall be occurred, Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy: (a) to enforce payment of the Note or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and sell, as an entity or in separate lots or parcels, the Mortgaged Property, under the judgment or decree of a court or courts of competent jurisdiction; and (c) to pursue any other remedy available to it. Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as the Mortgagee may determine.

         2.04 Mortgagee's Right to Enter and Take Possession, Operate and Apply Income.

         (a) If an Event of Default shall have occurred, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession, and if to the extent permitted by law, Mortgagee, itself, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

         (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents.

         (c) Mortgagor shall pay to Mortgagee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and agents and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

         (d) Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time:

                 (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

                 (ii)     insure or keep the Mortgaged Property insured;


                 (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in its name or otherwise, with respect to the same;

                 (iv) enter into agreements with others to exercise the powers herein granted to Mortgagee;

all as Mortgagee from time to time may determine; and Mortgagee may collect and receive all the income, revenues, rents, issues and profits of the same, including those past due as well as those accruing thereafter; and shall apply the monies so received by Mortgagee in such priority as Mortgagee may determine to (1) the payment of accrued interest on the Note, (2) the deposits for taxes and assessments and insurance premiums due, (3) to the payment of overdue installments of principal, and (4) to the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof; and
(5) the reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Mortgagee.

Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor only when all that is due upon such interest, tax and insurance deposits and principal installments, and under any of the terms of the Mortgage, shall have been paid and all defaults made good. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         2.05 Leases. Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

         2.06 Principal and Interest and Other Sums Become Due. Upon commencement of a suit of foreclosure of this Mortgage, the unpaid principal of the Note, if not previously declared due, and the interest accrued thereon, and all other sums secured hereby, shall at once become and be immediately due and payable.

         2.07 Purchase by Mortgagee. Upon any foreclosure sale, Mortgagee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

         2.08 Application of Indebtedness Toward Purchase Price. Upon any such foreclosure sale, Mortgagee may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash and for all costs and expenses of the sale, apply in lieu of cash, any portion of or all sums of the purchase price due to Mortgagee under the Note, this Mortgage or any other instrument securing the Note, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

         2.09 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees to the full extent permitted by the law that in case of a default on its part hereunder, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale of the purchasers thereat, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

         2.10 Receiver. If any Event of Default shall have occurred, Mortgagee, to the extent permitted by law and without regard to the value or occupancy of the security, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, revenues, issues, income, products and profits thereof and apply the same as the court may direct. The receiver shall have all rights and powers permitted under the laws of the state where the Land is located and such other powers as the court making such appointment shall confer. The expenses, including receiver's fees, reasonable attorney's fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property, and to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such rents, issues and profits actually received by Mortgagee, whether received pursuant to this Section or Section

2.03. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled to the possession and control of any cash, deposits or instruments at the time held by, payable or deliverable under the terms of this Mortgage to Mortgagee.

         2.11 Suits to Protect the Mortgaged Property. Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage,
(b) to preserve or protect its interest in the Mortgaged Property, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest.

         2.12 Mortgagor to Pay the Note on Any Default in Payment; Application of Monies by Mortgagee.

         (a) If default shall be made in the payment of any amount due under the Note, this Mortgage or any other instrument securing the Note, then, upon Mortgagee's demand, Mortgagor will pay to Mortgagee the whole amount due and payable under the Note and all other sums secured hereby; and if Mortgagor shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs and expenses, including the reasonable compensation, expenses and disbursement of Mortgagee's agent, attorneys and other representatives; Mortgagee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

         (b) In the case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Mortgagee shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid and to recover judgment for any portion thereof remaining unpaid, with interest.

         (c) Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

         (d)     Any monies collected or received by Mortgagee under this
Section 2.12 shall be applied as follows:

                 (i) First to the payment of reasonable compensation, expenses and disbursement of the agents, attorneys and other representatives of Mortgagee; and

                 (ii) Second to payment of amounts due and unpaid under the Note, this Mortgage and all other instruments securing the Note.

         2.13 Delay or Omission No Waiver. No delay or omission of Mortgagee or of any holder of the Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

         2.14 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Mortgagee (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Note, this Mortgage or any other instrument securing the Note;
(d) releases any part of the Mortgaged Property from the lien of this Mortgage or otherwise changes any of the terms of the Note, this Mortgage or any other instrument securing the Note; (e) consents to the filing of any map, plat or replat of Land; (f) consents to the granting of any easement on the Land; or
(g) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under the Note, this Mortgage or otherwise of Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any make, co-sign er, endorser, surety or guarantor. No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

         2.15 Discontinuance of Proceedings; Position of Parties Restored. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had occurred or had been taken.

         2.16 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by the Note, this Mortgage or any other instrument securing the Note is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Note or any other instrument securing the note, or now or hereafter existing at law, in equity or by statute.

         2.17 Default Rate of Interest. After maturity of the Note, whether by the terms thereof or by the Mortgagee accelerating the payment of the entire unpaid principal balance of the Note, accrued interest and all other sums due hereunder, interest shall accrue on the principal balance at the highest lawful rate of interest allowable under Florida law or the United States of America, whichever is higher or unlimited, or if no maximum rate is prescribed by law, at eighteen percent (18%) per annum (the "Default Rate").

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         3.01 Heirs, Successors and Assigns Included in Parties. Wherever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included and all covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee, shall bind and inure to the benefit of their respective heirs, successors and assigns, whether so expressed or not.

         3.02    Addresses for Notices, Etc.

         (a) Any notice, report, demand or other instrument authorized or required to be given or furnished under this Mortgage or Mortgagor or Mortgagee shall be deemed given or furnished when addressed to the party intended to receive the same, at the address of such party on the first page hereof, and delivered at such address or deposited in the United States or Canadian mail as first class certified mail, or its equivalent, return receipt requested, postage paid, whether or not the same is actually received by such party.

         (b) Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party.

         3.03 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

         3.04 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in the Note, this Mortgage or any other instruments securing the Note shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the Note and any other instrument securing the Note shall be in no way affected, prejudiced or disturbed thereby.

         3.05 Changes, Etc. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

         3.06 Governing Law. This Mortgage is made by Mortgagor and accepted by Mortgagee in the State of Florida, with reference to the laws of such State, and shall be construed, interpreted, enforced and governed by and in accordance with such laws (excluding the principals thereof governing conflicts of law).

         3.07 Subrogation of Mortgagee to Rights of Lienors. To the extent of the indebtedness of Mortgagor to Mortgagee described herein or secured hereby, Mortgagee is hereby subrogated to the lien or liens and to the rights of the owners and holders of each and every mortgage, lien or other encumbrance on the Mortgaged Property which is paid and/or satisfied, in whole or in part, out of the proceeds of the loan described herein or secured hereby or other sums advanced by Mortgagee for the purpose of paying or satisfying any such mortgage, lien or other encumbrance. Notwithstanding the fact that the same may be satisfied and cancelled of record, the respective liens of said mortgages, liens or other encumbrances shall be and the same and each of the hereby is preserved and shall pass to and be held by Mortgagee herein as security for the indebtedness to Mortgagee herein described or hereby secured to the same extent that it would have been preserved and would have been passed to and been held by Mortgagee had it been duly and regularly assigned, transferred, set over, and delivered unto Mortgagee by separate deed of assignment.

         3.08 Maximum Interest Rate. Nothing contained in this Mortgage shall be deemed to establish or require the payment of a rate of interest in excess of the rate (whether limited or unlimited) that may legally be charged under the laws (whether modified or not) of the State of Florida or of the United States, whichever is applicable and higher as they exist on the date hereof or as they may hereafter lawfully be increased by subsequent legislation including legislation which would eliminate any ceiling on interest rates ("Maximum Rate"). In the event that the rate of interest so contracted to be paid should exceed the Maximum Rate, whether as a result of its fluctuation, acceleration of the maturity hereof or otherwise, the rate of interest to be paid hereunder shall be automatically reduced to the Maximum Rate and so much of any interest reserved, charged or taken as would cause the same to exceed the Maximum Rate shall be deemed not to be a credit against interest but rather a payment on account of and be automatically credited against the outstanding principal of the obligations secured by this Mortgage, regardless of how the same may appear on Mortgagor's or Mortgagee's books or records or any memorandum of whatever nature evidencing the same.

         3.09 Environmental Law Compliance and Indemnification. That: (a) the Premises (or any adjacent property by way of lateral subsurface migration or otherwise from the Premises) is not now polluted and is not presently being polluted or in any way detrimentally affected by pollutants (including elevated radon levels), toxic materials, petroleum oil and/or waste oil, any "hazardous substance" (as that term is defined in Section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") 42 USC 9601
(1986) or any "hazardous waste" (as that term is defined in Chapter 403 (Part
IV) of the Florida Statutes), and has not in the past been used and is not presently being used for the handling, storage, treatment, generation, transportation or disposal of pollutants, toxic materials, petroleum oil and/or waste oil, any hazardous substance or any hazardous waste, including, but not limited to, solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including materials to be recycled, reconditioned or reclaimed); (b) neither asbestos nor asbestos-containing materials (which for the purpose hereof shall be deemed a toxic material) have been installed, used or disposed of, on, or incorporate into, the Premises; (c) no underground storage tanks are located on the Premises or were located on the Premises and subsequently removed or filled;
(d) the Premises and Mortgagor's operations at the Premises are in compliance with all applicable federal, state, county and local statutes, laws and regulations concerning or related to environmental protection and regulation, including, but not limited to, CERCLA, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law No. 99-499, 100 Stat. 1613 and Chapter 403 of the Florida Statutes; (e) Mortgagor is not aware of any environmental condition, situation or incident on, at, or concerning the Premises or any adjacent property that may give rise to an action or to liability under any law, rule, ordinance or common law theory and that there are no pending actions thereunder against the Mortgagor and the Mortgagor has not received notice in any form of such action; and (f) the Premises is not contained on the "National Priority List" ("NPL") maintained by the United States Environmental Protection Agency ("EPA") nor is the Premises contained on the EPA's "Comprehensive Environmental Response Compensation and Liability Information System" ("CERCLIS") nor is the Premises, in whole or in any part, adjacent to any site contained on the NPL or CERCLIS. Mortgagor hereby indemnifies Mortgagee against and agrees to protect, save and keep harmless Mortgagee (even after the payment in full of the Promissory Note and the satisfaction of this Mortgage) from any and all liabilities, obligations, charges, losses, damages, penalties, claims, actions, suits, judgments, injuries, costs, disbursements and expenses of any kind whatsoever, including, without limitation, all costs of removal or remedial actions and any other liabilities which may arise under CERCLA, SARA or any other federal, state, county or local law, regulation or ordinance, title insurance costs and premiums, engineers' and professional fees, soil tests and chemical analysis, court costs, legal fees and expenses through all trial, appellate and administrative levels of whatsoever kind and nature imposed on, incurred by or asserted against Mortgagee, in any way relating to, arising out of or in connection with any such past, present or future use, handling, storage, transportation or disposal of pollutants, toxic materials, petroleum oil and/or waste oil, any hazardous substance or any hazardous waste. Mortgagor further warrants and represents that it will promptly notify Mortgagee in writing of any change in the nature or extent of any pollutants, toxic materials, petroleum oil and/or waste oil, any hazardous substances or any hazardous waste maintained on, in or under the Premises or used in connection therewith, and will transmit to Mortgagee within five (5) days of Mortgagor's receipt or knowledge thereof, copies of any citations, orders, notices or other material governmental or other communication received with respect thereto or other environmentally regulated substances affecting the Premises. Mortgagee, at Mortgagee's sole option, now and in the future, may obtain, at Mortgagor's expense, a report and/or audit from an environmental consultant of Mortgagee's choice stating whether the Premises, or any part thereof, has been or is being polluted with pollutants, toxic materials, petroleum oil and/or waste oil, any hazardous substance or any hazardous waste or is being used for the use, handling, storage, treatment, generation, transportation or disposal of same. If any such report and/or audit indicates such past or present pollution, use, handling, storage, treatment, generation, transportation or disposal of pollutants, toxic materials, petroleum oil and/or waste oil, any hazardous substance or any hazardous waste, Mortgagee may require that all violations of law with respect thereto be corrected and/or that Mortgagor obtain all necessary environmental permits and approvals. A failure to correct any such violations of law and/or obtain such necessary environmental permits and approvals within a reasonable time, to be determined by Mortgagee, after demand from Mortgagee, shall be a default hereunder. Mortgagee shall also have the option to require appropriate mortgagee title insurance (if available), in an amount determined by Mortgagee, to cover potential liens and actions resulting from pollutants, toxic materials, petroleum oil and/or waste oil, any hazardous substance or any hazardous waste used, handled, stored, treated, generated, transported, polluted or disposed of in connection with the Premises or any part thereof. This paragraph shall survive the satisfaction of this Mortgage, the foreclosure of this Mortgage or the delivery by Mortgagor to Mortgagee of a deed in lieu of foreclosure.

         3.10 JURY TRIAL WAIVER: MORTGAGEE AND MORTGAGOR HEREBY KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE ENTERING INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, this Mortgage and Security Agreement has been executed the day and year first above written.

WITNESSES:                                 SUNINCO, INC., a Florida corporat-
                                           tion
  /s/                                      By: /s/ Clyde G. Nixon
------------------------------                 --------------------------------
                                               CLYDE G. NIXON, as President

  /s/
------------------------------

STATE OF FLORIDA
COUNTY OF SARASOTA

         The foregoing instrument was acknowledged before me on the 9th day of January, 1992, by Clyde G. Nixon, as President of Suninco, Inc., a Florida Corporation, on behalf of the Corporation, who is (are) personally known to me or who has produced Fl. Dr. Lic. N250-107-35-170 as identification and who did (did not) take an oath.

                                                   /s/ Sandra K. Ward
                                            -----------------------------------
                                             (Print or Stamp Name)SANDRA K. WARD
                                             Notary Public State of Florida
                                             My Commission Exp. Dec. 27, 1992





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

                                  EXHIBIT "B"


A PART OF SECTION 6, TOWNSHIP 36 S. RANGE 18 EAST, SITUATED IN SARASOTA COUNTY, FLORIDA, DESCRIBED AS FOLLOWS,

BEGINNING AT THE NW CORNER OF SAID SECTION 6: THENCE EAST ALONG THE NORTH LINE OF SAID SECTION 6 1438.52 FEET; THENCE SOUTH 50.00 TO AN IRON PIPE AS A POINT OF BEGINNING; THENCE SOUTH 0#21'30" EAST, PARALLEL WITH THE CENTER LINE OF THE SEABOARD AIRLINE RAILROAD RIGHT OF WAY AND 75 FEET EASTERLY THEREFROM AT RIGHT ANGLES, A DISTANCE OF 300.00 FT. THENCE EAST 1400.00 FT.; THENCE N 0#21'30" WEST 300.00 FT.; THENCE WEST, ALONG THE SOUTH RIGHT OF WAY LINE OF STATE ROAD 683, 1400.00 FT. TO THE P.O.B.





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